Exhibit 10.16

LEASE MODIFICATION AGREEMENT

THIS LEASE MODIFICATION AGREEMENT, made this 27th day of November, 2006 by and between HARTZ MOUNTAIN METROPOLITAN, a New Jersey general partnership, having an office at 400 Plaza Drive, P.O. Box 1515, Secaucus, New Jersey 07096-1515 (hereinafter referred to as “Landlord”) and THE CHILDREN’S PLACE SERVICES COMPANY, LLC, a Delaware limited liability company, having an office at 2 Emerson Lane, Secaucus, New Jersey (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, by Lease dated May 3, 2006, Landlord leased to Tenant and Tenant hired from Landlord 245,200 square feet of Floor Space located at 2 Emerson Lane, Secaucus, New Jersey (hereinafter the “Original Demised Premises”); and

WHEREAS, Landlord and Tenant wish to modify the Lease to, inter alia, increase the Floor Space leased by Tenant at 2 Emerson Lane, Secaucus, New Jersey, and amend the Lease accordingly;

NOW, THEREFORE, for and in consideration of the Lease, the mutual covenants herein contained and the consideration set forth herein, the parties agree as follows:

1.         Preamble. The foregoing preambles are hereby incorporated by reference herein and made a part hereof.

2.         Additional Premises: Landlord agrees to lease to Tenant and Tenant agrees to hire from Landlord the Additional Premises, which Additional Premises constitute 37,974 square feet of Floor Space, and which Additional Premises are outlined in red on Exhibit A annexed hereto and made apart hereof. Effective upon the Commencement Date of the Additional Premises (defined below), the “Demised Premises,” as that term is used throughout the Lease, shall be deemed to include both the Original Demised Premises and the Additional Premises and shall constitute a total of 283,174 square feet of Floor Space.

3.         Term of Lease of Additional Premises: The Term of the Lease of the Additional Premises shall commence on January 1, 2008 (the “Additional Premises Commencement Date”) and shall expire on the Expiration Date set forth in Article 1.01 M. of the Lease.

4.         Fixed Rent for the Additional Premises. The Fixed Rent for the Additional Premises shall be an amount at the annual rate set forth below; each multiplied by the Floor Space of the Additional Premises.

Year 1	$12.00 per square foot
Year 2	$12.36 per square foot
Year 3	$12.73 per square foot
Year 4	$13.11 per square foot

Year 5	$13.51 per square foot
Year 6	$13.85 per square foot
Year 7	$14.19 per square foot
Year 8	$14.55 per square foot
Year 9	$14.91 per square foot
Year 10	$15.29 per square foot
Year 11	$15.67 per square foot
Year 12	$16.06 per square foot
Year 13	$16.46 per square foot
Year 14	$16.87 per square foot
Year 15	$17.30 per square foot

5.         Permitted Uses: The Additional Premises shall be used for the Permitted Uses set forth in Article 1.01 Y of the Lease. So long as permitted by applicable Legal Requirements, all or a portion of the Additional Premises may also be used for the retail sale of infant’s, children’s and pre-teen clothing and footwear and related accessories, including toys.

6.         Tenant’s Fraction: Effective upon the Commencement Date of the Additional Premises, Tenant’s Fraction shall be deemed to be 100%; Article 1.01 KK. of the Lease shall be deemed so amended.

7.         Building Fraction: Effective upon the Commencement Date of the Additional Premises, the Building square footage referenced in Article 1.01 F. of the Lease shall be amended from “282,499” square feet to “283,174” square feet.

8.         AS IS Condition: Landlord shall deliver and Tenant agrees to accept the Additional Premises in “AS IS” condition. Landlord shall not be required to perform any work in and to the Additional Premises.

9.         Security: On or prior to the Commencement Date of the Additional Premises, Tenant shall deliver to Landlord an additional Letter of Credit, or an amendment to the existing Letter of Credit, increasing the Security to be held by Landlord pursuant to the Lease by the amount of $39,265.00 such that the total Security to be held by Landlord (in the form of a Letter or Letters of Credit) is $292,842.00.

10.       Renewal Option: Reference is made to Article R.2.of the Lease. Tenant shall have comparable rights to extend the term of its lease of the Additional Premises as are set forth in Article R.2. of the Lease with respect to the Original Demised Premises, provided, however, the Fixed Rent for all Extended Periods as it relates to the Additional Premises shall be at Fair Market Value [as that term is defined in Article R.2 (3)(d)] and shall take into account the considerations set forth in Article R.2 (3)(e) [i.e. the highest and best use for the Additional Premises]; in no event shall any Fixed Rent with respect to the Additional Premises during the Extended Period(s) be less than the Fixed Rent paid by Tenant for the Additional Premises during the last year of the Term (and any extension thereof) immediately preceding any such Extended Period.

11.       Broker: Notwithstanding anything contained in the Lease or this Lease Modification Agreement to the contrary, Tenant shall be responsible for any all brokerage fees, commissions or other expenses in any way related to or arising out of this Lease Modification Agreement or the transaction memorialized hereby. Tenant agrees to indemnify and hold harmless Landlord against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys’ fees and expenses, arising out of or in any way related to this Lease Modification Agreement. Article 1.01 D. of the Lease and the last sentence of Article 31 of the Lease shall not apply with respect to this Lease Modification Agreement.

12.       Deletion of Lease Provisions: Effective upon execution of this Lease Modification Agreement, Articles R.3 and R.5. of the Lease shall be deemed deleted and of no further force and effect.

13.       Binding Effect. Except as modified herein, the terms, conditions and covenants of the Lease shall remain in full force and effect and shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns. The paragraph headings herein contained are for convenience and shall not be deemed to govern or control the substance hereof.

14.       Governing Law. This Agreement shall be governed and construed under the laws of the State of New Jersey.

15.       Inconsistency. Except as modified herein, the terms, conditions and covenants of the Lease shall remain unchanged and otherwise in full force and effect, and are hereby ratified and reaffirmed. In the event of an inconsistency between this Lease Modification Agreement and the Lease, the terms herein shall control.

16.       Fixed Rent for the Original Demised Premises: Effective upon execution of this Lease Modification Agreement, the annual Fixed Rent for the Original Demised Premises shall be as set forth below (and Article 1.10 N. of the Lease shall be deemed so amended); in each instance the annual Fixed Rent set forth below shall be multiplied by the square footage of Floor Space of the Original Demised Premises:

Year l	$5.00 per square foot
Year 2	$5.15 per square foot
Year 3	$5.30 per square foot
Year 4	$5.46 per square foot
Year 5	$5.63 per square foot
Year 6	$5.77 per square foot
Year 7	$5.91 per square foot
Year 8	$6.06 per square foot
Year 9	$6.21 per square foot
Year 10	$6.37 per square foot

Year 11	$6.56 per square foot
Year 12	$6.75 per square foot
Year 13	$6.96 per square foot
Year 14	$7.17 per square foot
Year 15	$7.38 per square foot

IN WITNESS WHEREOF, the parties hereto have caused this Lease Modification Agreement to be duly executed as of the day and year first above written.

HARTZ MOUNTAIN METROPOLITAN
By:	HARTZ MOUNTAIN INDUSTRIES, INC.
(“Landlord”)

By:	/s/ Irwin A. Horowitz
Irwin A. Horowitz Executive Vice President

THE CHILDREN’S PLACE SERVICES COMPANY , LLC
(“Tenant”)

By:	/s/ Neal Goldberg
Neal Goldberg President

By:	/s/ Steven Balasiano
Steven Balasiano Senior Vice President-General Counsel

Copyright© Hartz Mountain Industries, Inc. 2003. All Rights Reserved. No portion of this document may be reproduced without the express written consent of Hartz Mountain Industries, Inc.